Exhibit 99.1

9197 South Peoria Street Englewood, CO 80112	1.800.TELETECH teletech.com

TeleTech Elects Ekta Singh-Bushell to its Board of Directors

DENVER, Colo., May 30, 2017 —  TeleTech Holdings, Inc. (NASDAQ: TTEC), a leading global provider of customer experience, engagement, and growth solutions delivered through a proprietary, end-to-end Customer Engagement as a Service offering, today announced that Ms. Ekta Singh-Bushell was elected to the Board of Directors at the Company’s 2017 Annual Stockholders Meeting. The Board appointed Ms. Singh-Bushell as a member of its Audit Committee. Her term begins immediately and she will serve until the next annual stockholders meeting.

Prior to joining TeleTech’s Board, Ms. Singh-Bushell was a deputy first vice president, chief operating officer executive office, at the Federal Reserve Bank of New York. She spent most of her professional career in various leadership roles with Ernst & Young, including global client services partner, global and Americas IT Effectiveness leader, Northeast advisory people leader, and U.S. innovation & digital strategy leader. Ms. Singh-Bushell is a licensed certified public accountant and holds advanced international certifications in governance, information systems security, audit and controls.

Ms. Singh-Bushell commented, “Delivering the promise of exceptional customer experience continues to be a make or break for all companies. TeleTech’s customer engagement as a service offering is unparalleled. I look forward to working alongside Ken, the TeleTech Board, and the management team in expanding the business and furthering its mission to bring humanity to customer experiences.”

“We are pleased to welcome Ekta as a member of TeleTech’s Board of Directors,” said Ken Tuchman, chairman and chief executive officer of TeleTech. “As the demand for transformative customer experience solutions accelerate on a global scale, her international experience in finance, audit, technology, cybersecurity, multi-sector strategy and business launch provide necessary and desired skills, experience, and perspective to our Board.”

Tuchman continued, “Ms. Singh-Bushell takes the place on the Board formerly occupied by Mr. Shrikant Mehta, who retired from the Board as of the date of the Annual Stockholders Meeting. His thirteen years of thought-leadership and contribution are greatly appreciated and he will be missed.”

ABOUT TELETECH

TeleTech (NASDAQ: TTEC) is a leading global provider of customer experience, engagement and growth solutions delivered through a proprietary Customer Engagement as a Service offering. Founded in 1982, the Company helps its clients acquire, retain and grow profitable customer relationships. Using customer-centric strategy, technology, processes and operations, TeleTech partners with business leadership across marketing, sales and customer care to design and deliver a simple, more human customer experience across every interaction channel. TeleTech’s 48,000 employees live by a set of customer-

Investor Contact Paul Miller 303.397.8641	Media Contact Olivia Griner 303.397.8999

focused values that guide relationships with clients, their customers, and each other. To learn more about how TeleTech is bringing humanity to the customer experience, visit TeleTech.com.

FORWARD-LOOKING STATEMENTS

Statements in this press release contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and the Private Securities Litigation Reform Act of 1995, relating to our operations, expected financial position, results of operation, and other business matters that are based on our current expectations, assumptions, and projections with respect to the future, and are not a guarantee of performance. We use words such as “may,” “believe,” “plan,” “will,” “anticipate,” “estimate,” “expect,” “intend,” “project,” “would,” “could,” “target,” or similar expressions, or when we discuss our strategy, plans, goals, initiatives, or objectives, we are making forward-looking statements.

We caution you not to rely unduly on any forward-looking statements. Actual results may differ materially from what is expressed in the forward-looking statements, and you should review and consider carefully the risks, uncertainties and other factors that affect our business and may cause such differences as outlined but are not limited to factors discussed in the sections entitled “Risk Factors” included in TeleTech’s filings with the US Securities and Exchange Commission (the “SEC”), including our most recent Annual Report on Form 10-K and subsequent quarterly financial reports on Form 10-Q. TeleTech’s filings with the SEC are available in the “Investors” section of TeleTech’s website, www.teletech.com and at the SEC’s public website at www.sec.gov.  Our forward-looking statements speak only as of the date of the press release and we undertake no obligation to update them, except as may be required by applicable laws.

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